   As filed with the Securities and Exchange Commission on December 19, 1997.

                                                       Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                         SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                                  13-3615274
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30004
                                 (770) 664-3700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         SCIENTIFIC GAMES HOLDINGS CORP.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                WILLIAM G. MALLOY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30004
                                 (770) 664-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

                             HOWARD E. TURNER, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30383-2501
                                 (404) 815-3500

                                  ------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                  Proposed
 Title of                   Proposed              maximum             Maximum
securities                   Amount               offering            aggregate               Amount of
  to be                      to be                 price             offering              registration
registered                 registered             per unit            price                      fee
                              (1)                   (1)                (1)
-----------------------------------------------------------------------------------------------------------------
Common Stock               200,000 shares         $20.4375           $4,087,500                $1,206         (1)
par value $.001
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Based on prices on the New York Stock Exchange on December 16, 1997, as reported in The Wall Street Journal.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement and its Prospectus the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997;

         (c) The description of the Company's Series A Participating Cumulative Preferred Stock Purchase Rights included in its Registration Statement on Form 8-A, as amended, filed with the Commission on August 4, 1997 pursuant to Section 12(g) of the Exchange Act;

         (d) The Company's Report on Form 8-K dated June 30, 1997; and

         (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Registrant's Amended and Restated By-laws provides for indemnification of directors and officers pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof.

         In accordance with Section 102(a)(7) of the DGCL, Article VIII of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7) of the DGCL.

         The Registrant also has in place a Directors and Officers liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number                     Description
------                     -----------
5.1                        Opinion of Smith, Gambrell & Russell, LLP

23.1                       Consent of Smith, Gambrell & Russell, LLP included in
                           Exhibit 5.1

23.2                       Consent of Ernst & Young LLP

99.1                       Scientific Games Holdings Corp. 1998 Employee Stock
                           Purchase Plan


ITEM 9.           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's By-Laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ALPHARETTA, STATE OF GEORGIA, ON DECEMBER 18, 1997.


                                   By:     /s/ William G. Malloy
                                      -----------------------------------------
                                           William G. Malloy
                                           President and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



  SIGNATURES                                      CAPACITY                                  DATE
  ----------                                      --------                                  ----
/s/ William G. Malloy                             President, Chief Executive                December 18, 1997
-----------------------------------------         Officer, Chairman and Director
William G. Malloy

/s/ William F. Behm                               Executive Vice President                  December 18, 1997
-----------------------------------------         and Director
William F. Behm

/s/ Cliff O. Bickell                              Vice President, Treasurer and             December 18, 1997
-----------------------------------------         Chief Financial Officer (Principal
Cliff O. Bickell                                  Financial and Accounting Officer)

                 *                                Director                                  December 18, 1997
-----------------------------------------
Paul F. Balser

                 *                                Director                                  December 18, 1997
-----------------------------------------
Mark E. Jennings

                 *                                Director                                  December 18, 1997
-----------------------------------------
Frank S. Jones

                                                  Director                                  December 18, 1997
-----------------------------------------
Edith K. Manns


                 *                                Director                                  December 18, 1997
-----------------------------------------
Dennis L. Whipple

* Signed pursuant to power of attorney by:

    /s/ C. Gray Bethea, Jr.
  ----------------------------------------
  C. Gray Bethea, Jr., as Attorney-in-Fact


                                INDEX TO EXHIBITS

Number                             Description
------                             -----------
5.1                                Opinion of Smith, Gambrell & Russell, LLP

23.1 Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5.1

23.2                               Consent of Ernst & Young LLP

99.1                               Scientific Games Holdings Corp. 1998 Employee
                                   Stock Purchase Plan


                                       8